EXHIBIT 10.2


This AGREEMENT ("Agreement"), made on the 28th day of October, 2004, is

BETWEEN: East Delta Resources Corp., a company duly constituted under the laws of the State of Delaware, and having its head office at 447 St. Francis-Xavier, Montreal, Quebec, (hereinafter referred to as "EDLT" or the "Company"), and represented by its President, Mr. Victor I.H. Sun

AND: HARRY HOPMEYER, businessman, maintaining an office at 635 Carleton Avenue, Westmount, Quebec Canada H3Y 2Y3 (hereinafter referred to as the "Consultant")


WHEREAS, the Consultant has acquired extensive knowledge and expertise in the management and operations of various business enterprises, including but not limited to, the business of mining precious metals, and is desirous to utilize this knowledge and experience for the benefit of EDLT,

AND WHEREAS, EDLT is in need of business management expertise, and wishes to avail itself of the Consultant's services,


NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1:   DEFINITIONS

In this Agreement, unless the context otherwise requires:

1.1 Agreement - means this agreement dated as of the date hereof, as well as any rider, amendment, modification or intervention which might be made or added thereto in writing, with mutual consent of the parties; the Agreement is also sometimes designated by the expressions "hereof", "herein" and "hereunder";


ARTICLE 2:   RESPONSIBILITIES OF EDLT

2.1 Upon the signing of this Agreement, EDLT shall provide the Consultant with all financial records and legal documents of the Company, employees records, a list of all properties currently under evaluation and/or exploration by EDLT together with detailed geophysical and geological descriptions, work undertaken to date, maps, and related documents and any such information as the Consultant deems it necessary to perform his services.

2.2 EDLT shall pay for all expenses, as approved by EDLT, incurred by the Consultant in the execution of his duties.

ARTICLE 3:   RESPONSIBILITIES OF THE CONSULTANT

3.1 The Consultant shall immediately commence an analysis of the mining potential of the properties as provided to him by EDLT, and, in conjunction with the Company's geological experts, recommend business strategies and development plans.


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3.2      The Consultant, and as approved by EDLT, shall assist in the hiring and oversight of any additional personnel required to effect the development of the properties.

3.3 The CONSULTANT shall participate in all meetings and discussions with potential joint ventures partners, sub-developers, mergers/acquisitions candidates, investment baking entities and potential Company investors.

ARTICLE 4:   TERM and TERMINATION OF THE AGREEMENT

4.1 The term of this Agreement shall be for a period two (2) years from the signing date of the Agreement.

4.2 In the event that either party materially or repeatedly defaults in the performance of any of its duties or obligations under this Agreement, and within ten (10) days after written notice is given to the defaulting party specifying the default, and (i) such default is not substantially cured, or (ii) the defaulting party does not obtain the approval of the other party to a plan to remedy the default, then the party not in default may terminate this Agreement by giving written notice to the defaulting party.

4.3 If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes a general assignment for the benefit of all or substantially all of it creditors, or enters into an agreement for the composition, extension or readjustment of all or substantially all of its obligations, then the other party, within the conditions of applicable law, may immediately terminate this Agreement by giving written notice.

4.4 Upon the termination of this Agreement all shares payable under this Agreement as yet un-issued or being held by the Company for delivery to the Consultant shall be immediately cancelled.


ARTICLE 5:   CONFIDENTIALITY

5.1 During the term of this Agreement, and for a period of two (2) years after the expiration of the term of this Agreement, proprietary or confidential information ("Information") of any kind pertaining to both parties' businesses, and all written material marked by ether party as "Confidential" or "Proprietary" shall be treated by the other party as secret and confidential and accorded the same protection as the parties give to their own Information of a similar nature. Verbally disclosed information which is to be treated as confidential or proprietary by a party shall be confirmed as such in writing by the party within thirty
         (30) days of such disclosure.

5.2 Notwithstanding the foregoing, confidential Information does not include information that:

         o has been published or is otherwise readily available to the public other than by breach of this Agreement;
         o has been rightfully received by the receiving party from a third party without breach of any confidentiality obligations;
         o has been independently developed by the receiving party's personnel without access to, or use of, the other party's Confidential Information;


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         o        was known to the receiving party prior to its first receipt from the other party and which the receiving party has documented prior to the date hereof; or
         o is required to be disclosed by law whether under an order of a court or government, tribunal or other legal process. In such cases, the receiving party must immediately notify the other party of the disclosure requirement, in order to allow the other party a reasonable opportunity to obtain a court order to protect its rights, or otherwise to protect the confidential nature of the Confidential Information.

ARTICLE 6:   FEES and CHARGES

6.1 For his services, the Consultant shall be paid two thousand dollars ($2,000) per month.

6.2 In addition, EDLT shall issue to the Consultant five hundred thousand (500,000) shares of common stock of the Company, payable in two equal installments, on October 15, 2004 and April 15, 2005, and to be issued to the Consultant upon expeditious and successful registration of these shares with the United States Securities and Exchange Commission.

6.3 In addition, EDLT shall issue to the Consultant one million two hundred thousand (1,200,000) warrants to purchase common stock of the Company. The warrants are to be exercisable at a price of twenty cents ($0.20) per share and have an expiry date of October 31, 2007.

6.4 All amounts in this Agreement are stated in the legal currency of the United States of America.


ARTICLE 7:   LIABILITY, INDEMNITY, WARRANTIES, AND INSURANCE

7.1 EDLT shall indemnify the Consultant and hold him harmless against and in respect to any and all claims, damages, losses, costs, expenses, obligations, liabilities, actions, suits, including without limitation, interest and penalties, reasonable attorneys' fees and costs and all amounts paid in settlement of any claim, action or suit that may be asserted against EDLT or the Consultant or that EDLT or the Consultant shall incur or suffer, that arise out of, result from or relate to: (a) the non-fulfillment of any agreement, covenant or obligation of EDLT in connection with this Agreement; (b) any breach of any representation or warranty made by EDLT hereunder; (c) any claim of any nature whatsoever brought by any third person or entity who may suffer damages of any sort as a direct or indirect result of EDLT's activities pursuant to the Agreement relating to or in connection with, or any claims of infringement that arise out of, result from or related to any services provided by the Consultant.

7.2 The Consultant warrants that he will perform his obligations under this Agreement in a professional and workmanlike manner. In the event the Consultant is liable to EDLT on account of his performance or nonperformance of his obligations under this Agreement, whether arising by negligence or otherwise, (i) the amount of damages recoverable against the Consultant for all events, act or omissions will not exceed in the aggregate the Charges paid by EDLT for the last twelve (12) months and (ii) in no event will the Consultant be responsible for any indirect, consequential, incidental or punitive damages of any party, including third parties, or for lost profits. In connection with the conduct of any litigation with third parties relating to any liability of the Consultant to EDLT or to such third parties, the Consultant will have all rights to accept or reject settlement offers and to participate in such litigation. EDLT and the Consultant expressly acknowledge that the limitations contained in this Section have been the subject of active and complete negotiation between the parties and represent the parties' agreement.


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ARTICLE 8:   EXCUSABLE DELAY

8.1 If either party is unable to perform any of its obligations hereunder due to Force Majeure, the failure to perform by such party shall not constitute a basis for termination or default under this Agreement provided that notice thereof is given to the other party within seven
         (7) days after the party becomes aware of such event. EDLT shall not be required to make any payment to the Consultant pursuant to Article 6 during the period of his inability, as a result of an event of Force Majeure, to provide his services.

8.2 For the purposes of this Agreement, Force Majeure shall be understood to be any cause beyond the reasonable control of the non-performing party and without its fault or negligence and includes, without limiting the generality of the foregoing, acts of God or of a public enemy, acts of any Government or any State or Territory, or any agency thereof, in its sovereign capacity, fires, floods, epidemic, quarantine restrictions, unusually severe weather conditions, extraordinary vehicle traffic conditions, or mechanical malfunctions


ARTICLE 9:   NOTICES

         Any notice or communication under this Agreement shall be in writing and shall be hand delivered, given by fax or sent by registered mail return receipt requested, postage prepaid, to the other party's designated representative, receiving such communication at the address specified herein, or such other address or person as either party may in the future specify to the other party. Such notice shall be deemed to be received upon delivery or, by fax, on the next business day following transmission provided electronic evidence of transmission is produced at point of origin or, if mailed, on the fourth business day following the date of mailing.


                      If to Consultant:

                                    Harry Hopmeyer
                                    635 Carleton Avenue
                                    Westmount,Quebec
                                    Canada     H3Y 2Y3

                      If to EDLT:

                              East Delta Resources Corp.
                              447 St. Francis-Xavier
                              Montreal, Quebec H2Y 2T1
                              Attention: General Counsel


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ARTICLE 10:  MISCELLANEOUS

10.1 Neither party may assign or transfer all or any part of its rights under this Agreement, without the prior written consent of the other, except when assigning all of their rights and obligations to any legal entity controlling, controlled by, or under common control with it, but with fifteen (15) days' prior notice to the other party.

10.2 The Consultant can assign this Agreement or any obligations hereunder to a third party. If any obligations of the Consultant are assigned to a subcontractor, the Consultant will remain responsible for such obligations under this Agreement.

10.3 This Agreement is not intended to create, nor shall it be construed to be, a joint venture, association, partnership, franchise, or other form of business relationship. Neither party shall have, nor hold itself out as having, any right, power or authority to assume, create, or incur any expenses, liability, or obligation on behalf of the other party, except as expressly provided herein.

10.4 If any provision of this Agreement is held invalid, illegal or unenforceable in any respect, such provision shall be treated as severed, leaving the remaining provisions unimpaired, provided that such does not materially prejudice either party in their respective rights and obligations contained in the valid terms, covenants, or conditions.

10.5     There are no intended third party beneficiaries to this Agreement.

10.6 The failure of either party to require the performance of any of the terms of this Agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach.

10.7 This Agreement may not be modified, supplemented, or amended or default hereunder waived except upon the execution and delivery of a written agreement signed by the authorized representative of each party.

10.8 Both parties represent and warrant that each has the full authority to perform its obligations under this Agreement and that the person executing this Agreement has the authority to bind it.

10.9 This Agreement constitutes the final and full terms of understanding between the parties and supersedes all previous agreements, understandings, negotiations, and promises, whether written or oral, between the parties with respect to the subject matter hereof.




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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on this 28th day of October, 2004.




East Delta Resources Corp.                 The Consultant


--------------------------------           ------------------------------------
Signature                                  Signature

Victor I.H. Sun, President                 Harry Hopmeyer





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